UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 24, 2015

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    Management Incentive Compensation Plan

On August 24, 2015, the Compensation Committee of the Board of Directors of Cree, Inc. (the “Company”) amended the Cree, Inc. Management Incentive Compensation Plan (as amended, the “MICP”). The MICP is designed to motivate and reward excellent performance, to attract and retain outstanding senior management, to create a strong link between individual performance and the Company’s strategic and operating plans, to achieve greater corporate performance by focusing on results, and to encourage teamwork at the highest levels within the organization by providing opportunities for cash incentives based on the attainment of specific goals. The MICP is effective for the Company’s fiscal years beginning on or after June 29, 2015, and covers executive officers (other than the Chief Executive Officer), other senior level managers who report directly to the Chief Executive Officer and other key employees who have been identified as participants by the Chief Executive Officer.

Target awards under the MICP are expressed as a percentage of salary and vary based on position. Awards are determined based on performance measures in two categories: corporate goals, set both annually and quarterly, and individual goals, which are established quarterly. Annual corporate performance goals are one or more financial targets, as recommended by the Chief Executive Officer and approved by the Compensation Committee at the beginning of the year. The annual financial targets approved by the Compensation Committee for fiscal 2016 are stated in terms of revenue and non-GAAP operating income. Quarterly corporate performance goals are one or more financial targets established by the Chief Executive Officer for a fiscal quarter at the beginning of the quarter. For fiscal 2016, the quarterly financial targets are stated in terms of non-GAAP operating income, unless different measures are approved by the Chief Executive Officer. Individual goals are also established at the beginning of each fiscal quarter. These goals include individual performance goals specific to such individual or his or her business unit’s performance for the quarter. Quarterly corporate goals and individual goals are measured at quarter end, and any corresponding awards are paid to eligible participants following approval of the award amounts by the Chief Executive Officer. The actual awards paid to participants, if any, may vary with the level of achievement of the corresponding goals.

Unless otherwise approved by the Compensation Committee in the case of executive officers or by the Chief Executive Officer in any other case, and except in the case of termination due to retirement, death or disability or in connection with a change in control, eligible participants must be employed by the Company on the last day of the performance period in order to receive payment for an award under the MICP. The MICP provides that, in the event of a change in control, the Company’s performance against the quarterly corporate goals and each participant’s performance measurement against individual goals for any performance period ending after the effective date of the change in control will be deemed to be 100%, the Company’s performance against the annual corporate goals will be deemed to be at least 100%, and the associated awards will be paid regardless of whether the participant remains employed at the end of the performance period; provided, however, that if the participant is terminated as a result of retirement, death or disability, the payout amount will be prorated to reflect the portion of the performance period that the participant was in the MICP.

The foregoing description of the MICP is subject to and qualified in its entirety by the MICP, which is included as Exhibit 10.4 to this report and incorporated herein by reference.

Grants of Performance Units
On August 24, 2015, the Compensation Committee approved the grant of performance units to Charles M. Swoboda, the Company’s Chairman, Chief Executive Officer and President, Michael E. McDevitt, the Company’s Executive Vice President and Chief Financial Officer, and Norbert W. G. Hiller, the Company’s Executive Vice President–Lighting, under the Company’s 2013 Long-Term Incentive Compensation Plan, as amended (the “LTIP”), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated October 28, 2014, as filed with the Securities and Exchange Commission on October 28, 2014. The performance units are designed to provide Messrs. Swoboda, McDevitt, and Hiller annual incentive compensation if the Company’s financial performance for fiscal 2016 achieves a pre-established non-GAAP operating income threshold. Messrs. McDevitt and Hiller were granted performance units in lieu of participation in the annual award component of the MICP; Mr. Swoboda is not eligible for awards under the MICP. Any payment under the performance units will be paid in cash. Utilizing an award under the LTIP permits the award to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Each executive is eligible to receive pursuant to his performance units an annual incentive award determined by multiplying his base salary, his target award level and a performance measurement (specified as a percentage between 0% and 200%) derived by comparing the Company’s fiscal 2016 financial performance against pre-established revenue and non-GAAP operating income targets. In the event of a change in control during fiscal 2016, the percentage for each measure will be not less than 100%. The performance units awarded to Messrs. Swoboda, McDevitt and Hiller for fiscal 2016 were granted pursuant to the terms of a Notice of Grant dated August 24, 2015 and a Master Performance Unit Award Agreement dated August 24, 2015 with each such executive. Mr. Swoboda’s target award level is set at 140% of his base salary. Each of Messrs. McDevitt’s and Hiller’s target award levels is set at 48% of such executive’s base salary.

Except as provided in the Company’s Severance Plan for Section 16 Officers, as amended (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2013) and except as provided with respect to death or long-term disability or a change in control, (i) each executive must be continuously employed by the Company in the positions referenced above for such executive through the last day of the performance period, (ii) the performance units will not be considered earned by the executive until the last day of the performance period, and (iii) if the executive terminates his employment prior to the last day of the performance period, with or without cause, he will forfeit his performance units. If there is a change in control and the executive’s employment terminates on or prior to June 26, 2016, the executive will not be entitled to payment under his performance units; however, he is entitled to payment of a similar amount under his Change in Control Agreement. Mr. Swoboda’s Change in Control Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on

December 20, 2012. The form of Messrs. McDevitt’s and Hiller’s Change in Control Agreement is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2012.

The foregoing description of the grant of performance units is subject to and qualified in its entirety by the Notices of Grant included as Exhibits 10.1 through 10.3 to this report, each of which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit
Exhibit 10.1	Notice of Grant to Charles M. Swoboda, dated August 24, 2015
Exhibit 10.2	Notice of Grant to Michael E. McDevitt, dated August 24, 2015
Exhibit 10.3	Notice of Grant to Norbert W. G. Hiller, dated August 24, 2015
Exhibit 10.4	Management Incentive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Michael E. McDevitt
Michael E. McDevitt
Executive Vice President and Chief Financial Officer

Date: August 27, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 10.1	Notice of Grant to Charles M. Swoboda, dated August 24, 2015
Exhibit 10.2	Notice of Grant to Michael E. McDevitt, dated August 24, 2015
Exhibit 10.3	Notice of Grant to Norbert W. G. Hiller, dated August 24, 2015
Exhibit 10.4	Management Incentive Compensation Plan